UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2009 (October 19, 2009)

ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont	05654
(Address of principal executive offices)	(Zip Code)

(802) 476-3121

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION
FORM 8-K

Item 8.01	Other Events

At the Rock of Ages Corporation Special Meeting of Stockholders held on October 15, 2009, the proposal to change the state of incorporation of the Company from the State of Delaware to the State of Vermont was approved.  In accordance with the proposal, the reincorporation will be effected by a merger of Rock of Ages Corporation with its wholly owned Vermont subsidiary, Rock of Ages Corporation (Vermont).  The reincorporation and merger will not result in any change in the business, management, location of the Company’s principal executive offices, assets, liabilities, net worth, or accounting practices.  The shares of Class A common stock will continue to be publicly traded.  The merger will not give rise to any appraisal or dissenters' rights.  Each outstanding share of the Company's common stock will be automatically converted into one share of the common stock of the surviving corporation.  Upon completion of the Merger, the name of the surviving company will be changed to "Rock of Ages Corporation."  A proxy statement for the October 15, 2009 Special Meeting of Stockholders with further details concerning the reincorporation proposal submitted for shareholder approval was filed with the Securities and Exchange Commission and transmitted to all shareholders of record as of August 28, 2009 on or about September 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Date: October 19, 2009	By: /s/ Laura Plude Laura Plude, Vice President and Chief Financial Officer